SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  June 26, 2002
                Date of report (Date of earliest event reported)


                      GLOBAL BOULEVARD INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)
             ------------------------------------------------------


                                     Nevada
                 (State or Other Jurisdiction of Incorporation)
                 ----------------------------------------------


         0-28445                                         88-0392153
   ------------------------                   --------------------------------
  (Commission File Number)                   (IRS Employer Identification No.)


      355 Cambridge Shore, Afton, OK                                 74331
    --------------------------------------                         ----------
    (Address of Principal Executive Offices)                       (Zip Code)


                                 (918) 782-9408
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

ITEM  4:  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT.

On June 26, 2002, the Board of Directors of Global Boulevard International, Inc. approved the termination of G. Brad Beckstead ("Beckstead"). During 2001 and 2002 and any subsequent interim period preceding such dismissal, we had no disagreement with Beckstead on any matter of accounting principal or practice, financial statement disclosure or auditing scope or procedure which would have caused the accountant to make reference in its report upon the subject matter of disagreement. Beckstead last issued a report dated March 22, 2002 on our financial statements as of December 31, 2001 and for each of the two years then ended. The report did not contain an adverse opinion or disclaimer of opinion or qualification as to audit scope or accounting principle.

We engaged the firm of Malone & Bailey, PLLC as our new independent accounting firm on June 26, 2002. During 2001 and 2002 prior to the date of their engagement, we have not consulted with Malone & Bailey, PLLC on any specified transaction and whose advice was an important factor we considered in reaching a decision on any accounting or reporting matter that was related to a specific transaction or was the subject of a disagreement with the prior accountants or a reportable event as defined.

ITEM  7:  FINANCIAL  STATEMENTS  AND  EXHIBITS.

      (c)  Exhibits.
           ---------
      16.1     Letter,  dated  July  2,  2002,  from  G.  Brad  Beckstead to the
Registrant  regarding  agreement  with  Item  4  -  this  will  be  forthcoming.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Global  Boulevard International, Inc.



 Date:   July  2,  2002                    By:/s/  James  W.  McCabe, Jr.
                                              -----------------------
                                              James  W.  McCabe,  Jr., President